UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________________________________________________________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
December 4, 2017

GNC HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State of Incorporation)	001-35113 (Commission File Number)	20-8536244 (IRS Employer Identification No.)

300 Sixth Avenue
Pittsburgh, Pennsylvania 15222
(Address of principal executive offices, including zip code)

(412) 288-4600
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 7.01.    Regulation FD Disclosure.
On December 4, 2017, GNC Holdings, Inc. (the “Company”) issued a press release announcing that it has decided not to proceed with its previously announced plan to issue, via its wholly-owned subsidiary, General Nutrition Centers Inc. (the "Issuer"), senior secured notes due 2022 (the "Notes") as the terms and conditions were not sufficiently attractive for the Company to move forward. The Company also withdrew its plan to enter into a new senior secured term loan facility and a new senior secured asset-based revolving credit facility at this time. The Company also announced that it has retained Goldman Sachs and Co. LLC as its strategic advisor to help the Board of Directors evaluate alternatives to optimize the Company's capital structure and other alternatives to enhance shareholder value.
On December 4, 2017, the Company issued a press release announcing, among other things, the withdrawal of its offer to issue Notes by the Issuer. The full text of the press release is furnished hereto as Exhibit 99.1.
The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressively set forth by specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits:

Exhibit Number                    Description
99.1                            Press release dated December 4, 2017

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 4, 2017                        GNC HOLDINGS, INC.

By:    /s/ Tricia K. Tolivar
Tricia K. Tolivar
Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press release dated December 4, 2017